UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2025

ACNB Corporation

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-35015	23-2233457
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 Lincoln Square, Gettysburg, PA	17325
(Address of principal executive offices)	(Zip Code)

        717.334.3161

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $2.50 par value per share	ACNB	The NASDAQ Stock Market, LLC

CURRENT REPORT ON FORM 8-K

ITEM 2.01	Completion of Acquisition or Disposition of Assets

Effective February 1, 2025, ACNB Corporation (“ACNB”) completed its previously-announced acquisition of Traditions Bancorp, Inc. (“Traditions”) pursuant to the Agreement and Plan of Reorganization, dated as of July 23, 2024, by and among ACNB, ACNB South Acquisition Subsidiary, LLC (“Acquisition Subsidiary”), ACNB Bank, Traditions, and Traditions Bank (the “Reorganization Agreement”). At the effective time of the acquisition, Traditions merged with and into Acquisition Subsidiary, with Acquisition Subsidiary surviving the merger. In addition, immediately thereafter, Traditions Bank, a Pennsylvania state-chartered bank and Traditions’ wholly-owned subsidiary, merged with and into ACNB Bank, a Pennsylvania state-chartered bank and trust company and ACNB’s wholly-owned subsidiary, with ACNB Bank as the surviving bank.

Subject to the terms and conditions of the Reorganization Agreement, at the effective time of the merger, each share of Traditions common stock was converted into the right to receive 0.7300 shares of ACNB common stock, with an amount in cash, without interest, to be paid in lieu of fractional shares. As a result of the merger, ACNB expects to issue approximately 2,035,359 shares of its common stock, and cash in exchange for fractional shares based upon $39.09 per whole share of ACNB common stock, the determined market share price in accordance with the Reorganization Agreement. In addition, all unexercised options to purchase shares of Traditions common stock were redeemed for cash.

The foregoing description of the Reorganization Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Reorganization Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board Appointments

Effective February 1, 2025, in connection with the merger and pursuant to the terms of the Reorganization Agreement, three former Traditions directors were appointed to ACNB’s Board of Directors as follows:

Elizabeth F. Carson, former Lead Independent Director of Traditions and Traditions Bank, was appointed as a Class 2 director of ACNB. Ms. Carson was also appointed as a Director of ACNB Bank’s Board of Directors. In connection with her appointment to the Boards of ACNB and ACNB Bank, Ms. Carson was appointed to ACNB Bank’s Board Loan Committee and Board Trust Committee.

Eugene J. Draganosky, former Director, Chair of the Board, and CEO of Traditions and Traditions Bank, was appointed as a Class 1 director of ACNB and a Vice Chair of the Board of Directors. Mr. Draganosky was also appointed as a Director and Vice Chair of ACNB Bank’s Board of Directors and as a member of the Board of Directors of ACNB Insurance Services, Inc., the wholly owned insurance agency subsidiary of ACNB. In connection with his appointment to the Boards of ACNB and ACNB Bank, Mr. Draganosky was appointed to ACNB Bank’s Board Loan Committee.

John M. Polli, former Director of Traditions and Traditions Bank, was appointed as a Class 3 director of ACNB. Mr. Polli was also appointed as a Director of ACNB Bank’s Board of Directors. In connection with his appointment to the Boards of ACNB and ACNB Bank, Mr. Carson was appointed to ACNB and ACNB Bank’s Board Audit Committee and ACNB Bank’s Board Trust Committee.

Other than pursuant to the terms of the Reorganization Agreement and those fees and benefits available to all nonemployee Directors of ACNB and ACNB Bank, and except as disclosed below regarding Mr. Draganosky, none of the foregoing individuals was appointed to these positions pursuant to any arrangement or understanding with any other person, nor do any of the foregoing individual individuals have reportable transactions under Item 404(a) of Regulation S-K.

Separation and Non-Competition Agreement

In connection with the merger and as of the effective date of the merger, ACNB and ACNB Bank entered into a Separation and Non-competition Agreement with Mr. Draganosky relating to the termination of his employment as Chief Executive Officer of Traditions and Traditions Bank and his related employment agreement with Traditions and Traditions Bank (the “Draganosky Agreement”). Under the terms of the Draganosky Agreement, Mr. Draganosky will receive a lump some separation payment of $1,373,500 and maintenance of at least $800,000 in split dollar bank owned life insurance for at least 3 years following the effective date. In exchange, Mr. Draganosky agrees such payment satisfies all obligations under his employment agreement and that he will be subject to certain non-competition and non-solicitation restrictions for a period of 18 months as delineated in the Draganosky Agreement.

The description above is only a summary of the material terms of the Draganosky Agreement and is not intended to be a full description of the agreement. The Draganosky Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

ITEM 8.01	Other Events

ACNB issued a press release on February 3, 2025, announcing completion of the acquisition. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The financial statements required to be filed under this Item 9.01(a) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information

The pro forma financial information required to be filed under this Item 9.01(b) shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Reorganization by and among ACNB Corporation, ACNB South Acquisition Subsidiary, LLC, ACNB Bank, Traditions Bancorp, Inc. and Traditions Bank dated as of July 23, 2024. (Incorporated by reference to Annex A of the Registrant’s Registration Statement No. 333-282412 on Form S-4, filed with the Commission on October 23, 2024.) Schedules are omitted; the Registrant agrees to furnish copies of Schedules to the Securities and Exchange Commission upon request.

10.1	Separation and Non-Competition Agreement dated as of January 23, 2025 by and among ACNB Corporation, ACNB Bank, Traditions Bancorp, Inc., Traditions Bank and Eugene J. Draganosky effective February 1, 2025.

99.1	Press Release Dated February 3, 2025 Announcing Completion of Traditions Acquisition

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

ACNB CORPORATION
(Registrant)

Dated: February 3, 2025	/s/ Kevin J. Hayes
Kevin J. Hayes
Senior Vice President/
General Counsel, Secretary & Chief Governance Officer